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                                                                   Exhibit 5(j)

                  Allstate Life Insurance Company of New York
              2775 Sanders Road, Suite A2E, Northbrook, IL 60062
                      Phone 847-402-9365 Fax 847-326-7323
                          Email afontana@allstate.com

                                                              Angela K. Fontana
                                                      Director, Vice President,
                                                  General Counsel and Secretary

                                                               Law & Regulation

April 1, 2015

To:    Allstate Life Insurance Company of New York
       Northbrook, IL 60062

From:  Angela K. Fontana
       Director, Vice President,
       General Counsel and Secretary

Re:    Form S-1 Registration Statement under the Securities Act of 1933
       File No. 333-
       AIM Lifetime Plus Variable Annuity
       AIM Lifetime Plus II Variable Annuity
       Allstate Provider Variable Annuity
       Custom Portfolio Variable Annuity
       SelectDirections Variable Annuity (together the "Contracts")

With reference to the Form S-1 Registration Statement filed by Allstate Life Insurance Company of New York (the "Company"), as Registrant, with the Securities and Exchange Commission covering the Contracts described therein, I have examined such documents and such law as I have considered necessary and appropriate, and on the basis of such examination, it is my opinion that as of April 1, 2015:

    1) The Company is duly organized and existing under the laws of the State of New York and has been duly authorized to do business and to issue the Certificates by the Superintendent of the New York State Department of Financial Services.

    2) The securities registered by the above Registration Statement when issued will be valid, legal and binding obligations of the Company.

I hereby consent to the filing of this opinion as an exhibit to the above referenced Registration Statement and to the use of my name under the caption "Legal Matters" in the prospectuses constituting part of the Registration Statement.

Sincerely,

/s/ Angela K. Fontana
-----------------------------
Angela K. Fontana
Director, Vice President,
General Counsel and Secretary